March 20, 2006

Securities and Exchange Commission
Washington, D.C. 20549

We have read Eagle Bancorp’s statements included under Item 4.01 of its Form 8-K for March 20, 2006, and we agree with such statements concerning our firm. As indicated in the 8-K, the client-auditor relationship with Eagle Bancorp will not cease until after the filing of their 3rd quarter 10-QSB.

Anderson ZurMuehlen & Co., P.C.

ANDERSON ZURMUEHLEN & CO., P.C.	•	CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS CONSULTANTS
MEMBER: American Institute of Certified Public Accountants
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